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                          INTERSTATE AND INTERNATIONAL
                 Carrier Transport Switched Services Agreement

THIS AGREEMENT is between SPRINT COMMUNICATIONS COMPANY L.P., a Delaware limited partnership having an office at 3100 Cumberland Circle, Atlanta, GA 30339 ("Sprint") and the undersigned Carrier ("Customer") executing through an authorized representative. Sprint and Customer are the "Parties" to this Agreement.

WHEREAS, Sprint provides long distance communications services; and

WHEREAS, Customer desires to obtain from Sprint, and Sprint desires to provide Customer, "switched" long distance services in accordance with terms and conditions herein;

NOW THEREFORE, Sprint and Customer, in consideration of the foregoing premises, the mutual promises and conditions herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are acknowledged by the Parties, agree as follows:

Article 1: Confidentiality. During the Term, the Parties may disclose to each other certain "Proprietary" and/or "Confidential" Information. Further, Carrier Transport Services provided to Customer by Sprint require Customer Specified Information that is contained herein in Attachment A, B, and C. The Parties desire to assure the confidential and proprietary status of the information which may be disclosed to each other and contained herein, and therefore for themselves, their subsidiaries and their affiliates, agree as follows:

1.1 All information disclosed shall be deemed to be confidential and proprietary (hereinafter "Proprietary Information") provided that written information is clearly marked in a conspicuous place as proprietary, and verbal information is immediately confirmed in writing as proprietary.

1.2 Each Party agrees to use the Proprietary Information received from the other Party only for the purpose of this Agreement. No other rights, and particularly licenses, to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

1.3 Proprietary information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

1.4 The receiving Party shall provide at a minimum the same care to avoid disclosure or unauthorized use of the Proprietary Information as it provides to protect its own proprietary information. It is agreed that all Proprietary Information shall be retained by the receiving Party in a secure place with access limited to only such of the receiving Party's employees or agents who need to know such information for purposes of this Agreement.

1.5 All proprietary Information, unless otherwise specified in writing shall remain the property of the disclosing Party, shall be used by the receiving Party only for the purpose intended, and such Proprietary Information, including all copies thereof, shall be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon request of the disclosing Party, and, in any event, upon termination of this Agreement.

1.6 It is understood that the term "Proprietary Information" does not include information which:

        a. has been or may in the future be published or is now or may in the future be otherwise in the public domain through no fault of the Parties;

        b. before disclosure is properly within legitimate possession of the receiving Party without obligation of confidentiality;

        c. subsequent to disclosure is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

        d. is independently developed without breach of any obligation of confidentiality through parties who have not had direct or indirect access to or knowledge of such Proprietary Information;

        e.  is disclosed with written approval of the other Party;

        f. is transmitted to the receiving Party after the disclosing Party has received written notice from the receiving Party that it does not desire to receive further Proprietary Information; or

        g. is obligated to be produced under order of a court of competent jurisdiction.


1.7 Each Party agrees not to reveal this relationship with the other Party to any third parties except as contemplated by the Agreement.

1.8 Damages, being difficult to ascertain in the event of violation of this Agreement, the Parties agree that, without limiting any other rights and remedies of each other, upon breach hereof, an injunction may be obtained by a party against disclosure to protect rights hereunder. Each Party also agrees to indemnify and hold the other Party harmless from any and all direct foreseeable loss which may result from breach of this Article.

1.9 The restrictions and obligations imposed by this Article shall continue in full force and effect for a period of three (3) years from date of disclosure by both Parties. The restrictions and obligations of this Article may be terminated at any time during the period of the Agreement by mutual agreement by the Parties upon sixty (60) days written notice to the other Party; provided that early termination shall not relieve the recipient Party of its obligations under this Article with respect to Proprietary Information exchanged prior to the effective date of termination.

Article 2: Definitions. As used in this Agreement, the terms below are defined as follows, such definitions being cumulative of those elsewhere in this Agreement.

2.1 "CARRIER TRANSPORT SERVICES" means those Switched Services purchased under this Agreement and invoiced through the Carrier Transport invoicing system.

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Copyright Sprint Communications Company, L.P., 1993


                  SPRINT PROPRIETARY INFORMATION - RESTRICTED


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2.2  "TARIFF(S)" means collectively those tariffs filed by Sprint with the
Federal Communications Commission for interstate service and/or tariffs filed with state regulatory commissions for intrastate service. If tariffs are replaced by standard pricing tables, terms, conditions, the replacement is to correspond to the replaced effective tariffs.

2.3 "CUSTOMER" means the undersigned Carrier and does not include any subscriber, customer, or end user of the undersigned to whom it provides services. Customer includes Customer's majority-owned subsidiaries listed in this Agreement, for whom Customer assumes payment responsibility and reside in Customer's Carrier Transport billing hierarchy, but does not include any other reselling entity that Customer may have an arrangement with to increase/decrease Customer's service volumes hereunder. Customer is responsible for payment of charges under this Agreement. Customer must execute this Agreement by an authorized representative and then submit the originals for execution to Sprint.

Article 3: Term. The effective date of this Agreement will be the first day of the next month following the date on which Sprint's Vice President of Carrier Services executes this Agreement, provided both Parties have executed by the fifteenth of the month in which it is received. If executed after the fifteenth of the month in which it is received, the effective date will be the first day of the second month following execution. Switched Services are invoiced on the previous month's traffic. Upon execution, this Agreement shall supersede and replace other prior telecommunications service agreements between the Parties that cover the Services provided hereunder, with Customer electing receive the identified Services under this Agreement. The Term of this Agreement is stated on Attachment A.

Article 4: Provision of Services.

4.1 Except as expressly provided to the contrary herein, the relationship and obligations of the Parties shall be subject to and in all respects governed by Interstate Tariff(s) in effect and covering Services invoiced to Customer hereunder. In the event of any unintentional inconsistency or conflict between terms of this Agreement and terms of any applicable Tariff(s), terms of the applicable Tariff(s) shall, in all instances, prevail over and supersede such inconsistent or conflicting terms of this Agreement. All Intrastate Services of Customer are subject to Intrastate Tariffs in all respects. Tariff(s) shall be subject to periodic modification in accordance with applicable federal, state and local statutes, rules and regulations.

4.2 Sprint shall provide to Customer, and Customer shall accept and pay for, the Services ordered by Customer from time-to-time during the Term pursuant to the terms and conditions of this Agreement and applicable tariff or other agreement. In consideration of Customer's complying with the special terms and conditions of this Agreement, Customer's Service hereunder will be priced under this contract.

4.3 All services ordered under this Agreement shall be subject to approval by Sprint's credit department.

4.4 Switched Services are provided at the discounts or promotional pricing hereunder and provided for resale by Customer to Customer's end users, customers, or subscribers. Ultra WATS and Ultra 800 services are provided at the discounts or promotional pricing hereunder, delivered to Customer's network facilities and/or switched with access to Sprint POPs within the 48 contiguous states. Sprint services are for resale Sprint grants no other, express or implied rights, particularly licenses to trademarks, inventions, copyrights, or patents by providing services.

4.5 Customer is solely responsible for obtaining all licenses, approvals, or regulatory authorities for its operation as a reseller of services to its customers. If Customer does not, Sprint may discontinue discounts herein or not accept additional orders under this Agreement. Customer has sole responsibility for filing its own tariffs when and where required by law.

4.6 Customer will provide Sprint with a valid tax exemption form to exempt Customer, under applicable law, from taxes that would otherwise be paid by Customer. Sprint will invoice Customer for taxes that are not covered by tax exemption certificates properly filed with Sprint.

4.7 Customer will cooperate in Sprint's billing practices in that Customer will avoid in all cases practices that may circumvent Sprint's ability to charge for Sprint Services.

4.8 Customer is solely responsible for billing and collection and all customer service for those to whom Customer provides services.

4.9 Provision of Services hereunder does not create a partnership, joint understanding, or joint venture between Sprint and Customer.

4.10 Sprint and Customer mutually agree to cooperate for the purpose of establishing Customer's account invoicing under the terms of this Agreement.

Article 5: Payment for Services.

5.1 All charges for Services provided hereunder to Customer will be invoiced monthly by Sprint. All amounts stated on each monthly invoice shall be due and payable upon receipt. The cost of Services provided hereunder is exclusive of any applicable sales, use, excise, surcharges (including gross receipts surcharges), and like taxes which will be separately stated and included on each monthly invoice. All charges for Services provided, that remain unpaid by Customer for a period of thirty (30) calendar days or more, shall be subject to interest from the date of the invoice at a rate of the lesser of 18% per annum or the maximum rate allowable by applicable law. Thirty days is calculated by day one commencing on the next day after the date of the invoice. Sprint must receive payment no later than day 30. In addition to the foregoing, if Customer does not pay in strict accordance with the payment terms set forth, Customer shall not receive any Sprint discounts set forth in this Agreement and/or any applicable Tariff(s) on those Services for which payment shall not have been made in accordance herewith. In the event Customer shall good faith dispute Sprint's computation of amounts due and owing by Customer to Sprint hereunder, Customer shall not be relieved of any obligation to pay such undisputed amounts on or before the due dates therefor. If Customer disputes amounts, Customer must submit complete documentation of the disputed amount to the Carrier Service Center by the due date, along with payment for the undisputed amount that is due. Each Party shall use its respective best reasonable efforts to resolve any dispute as expeditiously as possible.

In addition to incurring interest on accounts that have not been paid by the thirtieth day, Customer will be charged a Late Account Service Charge each month or partial month that Customer's account remains unpaid and in the past due accounts status.

5.2 Payment Security. Upon request by Sprint, Customer agrees to provide financial statements or other indications of financial circumstances. As may be determined by Sprint, if the financial circumstances or payment history of Customer is or becomes unacceptable, Sprint may require a deposit or irrevocable letter of

                  SPRINT PROPRIETARY INFORMATION - RESTRICTED


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16.3    AFC/COC Charges. Sprint Ultra WATS and Ultra 800 Services are charged a fixed Monthly Recurring Charge stated on Attachment C per Ultra WATS and Ultra 800 port (circuit connection; 24 ports per T-1 or DS-1) utilized by Customer. These charges per port are named "ACF/COC" charges.

16.4 Directory Assistance Promotional Rates. (a) Interstate Ultra WATS Directory Assistance. Sprint Interstate Ultra WATS Directory Assistance Service under this Agreement must have a domestic origination over Customer's Ultra WATS circuits. This Promotional Rate is applicable to Interstate Ultra WATS Directory Assistance calls only. Sprint reserves the right to modify this Promotional DA Rate to reflect changes in directory assistance charges of Local Exchange Carriers. This Promotional Rate for Interstate Ultra WATS Directory Assistance originating over Ultra WATS circuits is offered under the general terms and conditions of "Directory Assistance", F.C.C. Tariff No. 2 or successor tariff. Any end user credits or Directory Assistance calls granted by Customer are solely the responsibility of Customer, not Sprint.

(b) International Ultra WATS Directory Assistance. Sprint International Ultra WATS Directory Assistance under this Agreement must have a domestic origination over Customer's Ultra WATS

                               [COPY INCOMPLETE]


        IN WITNESS WHEREOF, the Parties have executed this Agreement and made it effective as stated herein.


SPRINT COMMUNICATIONS                     By: /s/    UStel
COMPANY L.P.                                  --------------------------------
                                              Customer (Company Name)


By: /s/ Gary Nelson                       By: /s/ Steven R. Bitter
    --------------------------------          --------------------------------
        (Signature)                              (Signature)

Name: Gary Nelson                         Name: Steven R. Bitter
      ------------------------------            ------------------------------
     (Printed)                                   (Printed)

Title: Vice President                     Title: National Sales Director
       -----------------------------             -----------------------------

Business Address:                         Business Address:

3100 Cumberland Circle                    10345 W. Olympic Blvd.
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Atlanta, Georgia 30339                    Century City, CA
- ------------------------------------      ------------------------------------

Date:  11/12/93                           Date: 11/12/93
       -----------------------------      ------------------------------------


                  SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                 [COPY TO COME]

shall be concluded promptly and in an orderly fashion so as to minimize any adverse impact upon the Parties.

Article 9: Assignment. Neither this Agreement nor the rights, obligations, or duties of a Party hereunder may be assigned or delegated to any other Party, person, or entity. However, Sprint shall and does have the right to assign this Agreement and all of its rights and duties hereunder to any subsidiary or affiliated entity without the prior consent of Customer.

Article 10: Excusable Delays. Any event that prevents either Party from performing its obligations hereunder and that is beyond the

                                 [COPY TO COME]


THE DATE THE CUSTOMER RECEIVES THIS CONTRACT IS _________________, 19____. If the Parties have not executed this Agreement within thirty days after receipt, Sprint may void this Agreement and Customer will be served under Sprint FCC Tariffs.

Article 18: Attachments. Attached to this Agreement and made a part hereof by incorporation are Attachments A, B, and C. Any written explanations, terms, conditions, or legends typed, printed, or otherwise included on the Attachments are deemed solely for the convenience of the Parties and ARE NOT BINDING ON SPRINT COMMUNICATIONS COMPANY L.P. If an Amended Attachment is executed by the Parties, said Amendment Attachment is incorporated herein and all terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between a written explanation, phrase, or words on Attachments A, B, or C and this Agreement, Articles 1 through 19 written by the Sprint Law Department, this Agreement shall be interpreted to take precedence over written words on Attachments A, B, and C.

If to Sprint:                                   If to [COPY ILLEGIBLE]:
- ------------                                    ----------------------

Sprint Communications                           Sprint Communications
3100 Cumberland Circle                          8140 Ward Parkway
Atlanta, GA 30339                               Kansas City, MO 64114
ATTN: V.P. Carrier Sales                        ATTN: Law Dept.


If To Customer:                 Customer will designate in Article 17
- --------------                  the Notice Address for Customer.

Article 12: Jurisdiction. Sprint rates Ultra WATS interstate and intrastate traffic according to the originating point (NPX/NXX) on the Sprint Network and the terminating point (NPA/NXX) of the end

                  SPRINT PROPRIETARY INFORMATION - RESTRICTED


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office wire center. Sprint rates Ultra 800 interstate and intrastate traffic according to the terminating point (NPA/NXX) on the Sprint Network and the originating point (NPA/NXX) of the end office wire center.

Article 13:     Advertising or Information Release.

13.1 Each Party agrees that, without the other Party's written consent, it will not use the name, service marks or trademarks for the other Party or of any of its affiliated companies in any advertising, publicity releases or sales presentations nor reveal the existence of this Agreement. Either Party may make any disclosure required by any governmental laws or regulations, provided that the disclosing Party gives the other Party a reasonable opportunity to defend against such disclosure. Customer shall not take any actions which will in any manner compromise Sprint's registered trademarks and/or service marks.

13.2 Customer agrees that this Agreement, its terms, conditions, or discounts, or information concerning this Agreement, its terms, conditions, or discounts will not be released to any third party at any time, except as provided herein.

Article 14:     Contents of Attachments.

Attachment A
- ------------

Term
Monthly Volume of Services
Minimum Monthly Usage Commitment
Primary Carrier Status

Attachment B
- ------------

Explanation of Billing Increments
Time of Day Table
Minimum Average Time Requirement
Busy Call Allowance
Traffic Pattern Mix

Attachment C Tables                     Applicable Services
- -------------------                     -------------------

Interstate Switched Termination         Ultra WATS
Interstate Switched 800 Origination     Ultra 800
Interstate Base Transport               Ultra WATS, Ultra 800
Interstate Directory Assistance         Ultra WATS
International Directory Assistance      Ultra WATS
Canadian Usage                          Ultra WATS, Ultra 800
Mexico Domestic                         Ultra WATS
Mexico International                    Ultra WATS
Other International Usage               Ultra WATS, Ultra 800
Discount Level (1)
Discount Level (2)
Fixed Charges


Article 15:     Pricing Terms of Switched Services.

15.1 Notwithstanding any provision hereof or any applicable Tariff(s) to the contrary, the Interstate and International Services ordered under this Agreement shall not be subject to discounts or special pricing set forth in any Tariff(s) offered by Sprint or set forth in any other Sprint agreement. Discounts upon discounts are not permitted, except as may be specifically set forth in this Agreement. Customer is ineligible to become a subscriber to any tariffed discounting Plans (including Network WATS, Network WATS Term, Ultra 800 Customer Specific Term Plan, Location Specific 800 Term). Customer does not earn application of Discounts hereunder unless all Customer's accounts are current. Customer's 800 Numbers are not eligible for any Toll-Free 800 Directory Listing at Sprint's expense.

15.2 Intrastate. This Agreement is for Interstate and International Services only. Any of Customer's Services that are Intrastate Services are purchased pursuant to applicable Intrastate Tariffs. If Customer wishes to receive Intrastate Network WATS discounting, Customer must subscribe to Network WATS discounting Plans. No tariffed discounts applicable to Intrastate Services will be made available to Interstate or International Services.

15.3 Minimum Monthly Usage Commitments. To be eligible for the Promotional Pricing under this Agreement, Customer agrees to the Minimum Monthly Usage Commitment(s) stated on Attachment A. Calculating whether Customer has achieved the required Minimum Monthly Usage Commitment is determined by Customer's net usage monthly invoiced amount due Sprint from Customer for Services under a single level/billing hierarchy under this Agreement (net amount after application of all applicable tariff and contract discounts or special pricing). If in any month Customer's invoiced net usage amount is less than Customer's Usage Commitment, a "Commitment Deficiency" will be applied to Customer's monthly (current) invoice. Commitment Deficiency is defined as the difference between the Usage Commitment and Customer's net usage monthly invoiced amount as stated in this paragraph. Sprint does not commit to any extension of unsecured credit to Customer for any Minimum Usage Commitment and, if Customer's financial condition or payment history becomes unacceptable, may require a deposit or Irrevocable Standby Letter of Credit (at Sprint's option) to secure Customer's Commitment payment.

15.4 Per Minute Charges. The per minute charges under this Agreement will utilize the time of day segments (hours in designated rating period) stated in the Time of Day Table in Attachment B. Per minute charges are billed in accordance with the billing increments stated in Attachment B.

Customer's Services are invoiced according to the per minute charges stated on the applicable Attachment C Table(s). (See Article 14). For Interstate Services, Sprint reserves the right to modify the Interstate Switched Termination and Interstate switched 800 Origination Tables either by increases or decreases to reflect changes in access charges of Local Exchange Carriers. For Customer's International Services, after a 60 day written notice to Customer, Sprint reserves the right to modify an International Table to reflect changes in international net settlement and/or U.S. foreign currency exchange rates affecting the Table's per minute charges.

15.5 Specified Traffic Pattern. For all traffic that is priced under this Agreement, Customer must maintain its traffic patterns so that the designated percent of Customer's traffic stated in Attachment B originates from and/or terminates to Bell (formerly AT&T) LEC Service Territories (Bell NPA-NXXs). If less traffic than the Attachment B - stated percentage originates from and/or terminates to Bell Service Territories, then Sprint reserves the right to apply a per minute surcharge (at the hierarchy level four) stated on Attachment B (originating and/or terminating minute) to traffic in excess of the stated percentage originating from and/or terminating to non Bell Service Territories because of Sprint's higher costs incurred to serve non Bell Service Territories.

15.6 MATR. Pricing under this Agreement for Ultra WATS and Ultra 800 requires that Customer's monthly average call duration equal or exceed the Minimum Average Time Requirement, or MATR stated in minutes on Attachment B. If the MATR minimum is not met, Customer will be surcharged per minute (at the hierarchy level four) for the total number of deficient minutes less than the required minimum. For example, Total number of Specified International calls

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times a three minute MATR, less the Total International actual minutes billed equals the number of deficient minutes for the month. Multiplying the deficient minutes times (for example) a $0.25 surcharge equals the monthly MATR surcharge.

15.7 Special Access Facilities. The Percentage Discounts or Promotional Pricing for Ultra WATS and Ultra 800 are only available when Customer has ordered its own access facilities, with dedicated access facilities for Ultra WATS and Ultra 800 circuits terminated directly in Sprint POPs or at the Serving Wire Center, as applicable, at Customer's expense. When Customer orders its own access facilities, Customer is required to comply with Sprint terms and procedures for interfacing with Sprint's Network. These terms and procedures are available to Customer from Customer's Carrier Service Representative. Any Promotional Access Facilities Charges for the Customer are stated in Attachment C and remain in effect for the term of the Agreement.

15.8 MPS. Customer must maintain or exceed the minimum net invoiced usage amount as stated on Attachment A for Fixed Charges, per Ultra WATS port (DS-O equivalent circuit) per Customer location ("Minimum Port Surcharge" [MPS]). "Net Ultra WATS Usage" is the invoiced amount, net after application of applicable promotional pricing or discounts. The MPS is determined by multiplying Customer's total number of Ultra WATS active ports (ports connected to Sprint switching) by the minimum net Ultra WATS Usage per active port. Customer will be surcharged for the difference, if any, between Customer's actual total monthly net Ultra WATS Usage and the required minimum.

15.9 800 Call Attempts. For Ultra 800 traffic under this Agreement, Customer must maintain the Ultra 800 incomplete call ratio (number of incomplete calls divided by total completed calls) stated on Attachment B (Busy Call
Allowance). Incomplete calls include calls that are not completed because of a busy signal, no answer, NPA blocking, Customer's network blockage, hang-up before completion, or other cause. If Customer's incomplete call ratio exceeds the permitted Attachment B ratio (percentage), Sprint reserves the right to charge for the incomplete calls (800 Attempts) on a per call basis that exceed the permissible ratio, as stated on Attachment B (Busy Call Surcharge).

15.10 Customer's Monthly Volume of Service. "Customer's Monthly Volume of Services" is Customer's net invoiced amount, prior to the application of "Discount Level (2)" (see paragraph 15.11 below) discounts, for (a) Carrier Transport Services' recurring usage charges (interstate, international and intrastate); and (b) Directory Assistance. Customer's Monthly Volume of Services does not include, without limitation, all non Carrier Transport usage charges, Clearline Services, Private Line services, access or facilities charges or other charges associated with access (dedicated and non-dedicated) to Service, fixed charges (non usage related charges), and non-recurring charges such as installation charges, taxes, surcharges, transfer fees, or interest. Customer's Monthly Volume of Services is calculated at Level One of Customer's Carrier Transport billing hierarchy. As an introductory transition to this Agreement, Sprint may designate on Attachment A a Monthly Volume of Service Level to be utilized in invoicing Customer for a specified number of contract months when Customer's actual Monthly Volume Level is less than the "designated" Monthly Volume of Service level.

15.11 Discounting. Provided contract terms and conditions are complied with, Customer may qualify for discounts from the Per Minute Charges stated in the Tables, except the Interstate Switched Termination and Interstate Switched 800 Origination elements. Under the terms and conditions of this Agreement, Customer may qualify for discounts defined as:

"Discount Level (1)": Discount Level (1) discounting is based on Customer's total "Base Usage" for a particular element within a product (before application of applicable Discount 1 discounts) at the billing hierarchy level 4, applied to that usage element at the service location (level 5). For Example, Canadian Ultra WATS usage at a level 5 receives a discount; the discount level is determined by the total Canadian Ultra WATS usage at the hierarchy level 4.

"Discount Level (2)": Discount Level (2) discounting is based on Customer's Monthly Volume of Services (paragraph 15.10), applied to a particular usage element within a product (after application of applicable Discount 1 discounts) at the service location (level 5). For example, interstate Ultra WATS usage at a level 5 receives a discount; the discount level is determined by the Customer's Monthly Volume of Services at the billing hierarchy level 1. Discount Tables are found in Attachment C.

15.12 Early Termination or Suspension. Customer may elect to terminate this Agreement upon giving three months prior written notice. If Customer terminates early under this paragraph (prior to the expiration of the contract
Term), Customer must pay in one lump sum an Early Termination Charge equal to fifty percent of the sum of the Minimum Monthly Usage Commitment multiplied times three months. The lump sum is due one month after Customer's notice is given. Sprint will disconnect Customer on the first business day of the fourth month after Customer's notice.

15.13 Primary Carrier Requirement. Under the terms and conditions of this Agreement, Services provided by Sprint will be either as (1) Primary Carrier or
(2) non Primary Carrier, as designated by Service Type/usage element in Attachment A. If the Transport Service provided is under Primary Carrier status, then Transport pricing hereunder is expressly conditioned upon Customer maintaining compliance with the Primary Carrier Requirements stated in this paragraph. Customer's traffic requirements must be provided by Sprint as Customer's Primary Carrier and Customer must designate Sprint as the first routing choice and the primary overflow carrier. Customer is required to maintain facilities (access) sufficient to send over 99 percent of Customer's Primary Carrier Requirement traffic to Sprint, with no more than two percent blockage during Customer's peak busy hour of the average business day.
Customer may select a back-up carrier to use as a temporary alternative carrier if Sprint has a Network outage affecting Customer. For Interstate 800 Service Management System (SMS) Database for 100 percent of Customer's traffic not originated directly by Customer. It is the intention of the Parties that Customer comply with the requirements of this paragraph in total or full Good Faith. Sprint has the right at any time to request of Customer validation or verification information for compliance with this condition. If during the Term of this Agreement, Customer fails to maintain compliance with these requirements, all Customer's Primary Carrier traffic for the entire Term hereof will be billed at Customer's Transport Base Rates.

ARTICLE 16: Service Descriptions.

16.1 Ultra WATS. Sprint Ultra WATS under this Agreement is for Customer outbound (switched) traffic over dedicated access (DS-1 or T-1) circuits, having Interstate or International termination.

16.2 Ultra 800. Sprint Ultra 800 under this Agreement is for Customer inbound (switched) traffic over dedicated access (DS-1 or T-1) circuits, having Interstate or International origination and Interstate Termination.

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International origination Ultra 800 is subject to availability.  Sprint reserves the right, after 30 days notice, to disconnect any Ultra 800 number which does not generate at least sixty minutes of traffic in any consecutive three month period, because of the limited quantities of Ultra 800 numbers in some countries. Also, 800 traffic with International Origination under this Agreement is to be terminated directly in the domestic continental states. If reorigination occurs, the 800 traffic is subject to foreign PTT interruption and is beyond Sprint's control. International origination Ultra 800 incurs a tariffed charge per 800 number plus usage charges that are special priced under this Agreement. Further, all tariff terms and conditions of Sprint's International Toll-free (US Inbound) Service apply to Customer's traffic subject to this paragraph Special Pricing, except no tariff or other agreement discounts or promotional pricing are applicable to the International
Origination Ultra 800 hereunder.

16.3 ACF/COC Charges. Sprint Ultra WATS and Ultra 800 Services are charged a fixed Monthly Recurring Charge stated on Attachment C per Ultra WATS and Ultra 800 port (circuit connection; 24 ports per T-1 or DS-1) utilized by Customer. These charges per port are named "ACF/COC" charges.

16.4 Directory Assistance Promotional Rates. (a) Interstate Ultra WATS Directory Assistance. Sprint Interstate Ultra WATS Directory Assistance Service under this Agreement must have a domestic origination over Customer's Ultra WATS circuits. This Promotional Rate is applicable to Interstate Ultra WATS Directory Assistance calls only. Sprint reserves the right to modify this Promotional DA Rate to reflect changes in directory assistance charges of Local Exchange Carriers. This Promotional Rate for Interstate Ultra WATS Directory Assistance originating over Ultra WATS circuits is offered under the general terms and conditions of "Directory Assistance", F.C.C. Tariff No. 2 or successor tariff. Any end user credits or Directory Assistance calls granted by Customer are solely the responsibility of Customer, not Sprint.

        (b) International Ultra WATS Directory Assistance. Sprint International Ultra WATS Directory Assistance under this Agreement ????? have a domestic origination over Customer's Ultra WATS circuits and request numbers located in the international countries listed in Sprint F.C.C. Tariff No. 1,
Section 2.1. Available International DA may be obtained by calling a Sprint Operator who will request the number from the country's International
Operator. Sprint reserves the right to modify the Promotional DA Rate to reflect changes in directory assistance charges of the International country. The International DA is offered under the general terms and conditions of "Directory Assistance" in F.C.C. Tariff No. 1. Any end user credits or Directory Assistance calls granted by Customer are solely the responsibility of Customer, not Sprint.

Article 17: Customer Certification. Customer hereby directs, until changed by Customer in writing, that Sprint send notices to:

- -------------------------------------------------------------,
ATTN:
     ----------------------------------------------------.

THE DATE THE CUSTOMER RECEIVES THIS CONTRACT IS _____________________, 19____. If the Parties have not executed this Agreement within thirty days after receipt, Sprint may void this Agreement and Customer will be served under Sprint FCC Tariffs.

Article 18: Attachments. Attached to this Agreement and made a part hereof by incorporation are Attachments A, B, and C. Any written explanations, terms, conditions, or legends typed, printed, or otherwise included on the Attachments are deemed solely for the convenience of the Parties and ARE NOT BINDING ON SPRINT COMMUNICATIONS COMPANY L.P. If an Amended Attachment is executed by the Parties, said Amendment Attachment is incorporated herein and all terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between a written explanation, phrase, or words on Attachments A, B, or C and this Agreement, Articles 1 through 19 written by the Sprint Law Department, this Agreement shall be interpreted to take precedence over written words on Attachments A, B, and C.

        IN WITNESS WHEREOF, the Parties have executed this Agreement and made it effective as stated herein.

                                                UStel
SPRINT COMMUNICATIONS                   -------------------------------------
COMPANY L.P.                            Customer (Company Name)


By: /s/ GARY NELSON                     By: /s/ STEVEN R. BITTER
   --------------------------------        ----------------------------------
        (Signature)                             (Signature)

Name:  Gary Nelson                      Name:   STEVEN R. BITTER
     ------------------------------          --------------------------------
       (Printed)                                (Printed)

Title:  Vice President                  Title:  National Sales Director
      -----------------------------           -------------------------------
Business Address:                       Business Address:

3100 Cumberland Circle                  10345 W. OLYMPIC BLVD.
- -----------------------------------     -------------------------------------
Atlanta, Georgia 30339                  Century City, CA
- -----------------------------------     -------------------------------------

Date:   11/12/93                        Date:   11-1-93
     ------------------------------          --------------------------------

                  SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  Attachment A

ARTICLE 3:  TERM

        24 Months in Contract Term

PARAGRAPH 15.11:  DISCOUNT 2

        5% - 2 yr. term contract

PARAGRAPH 15.10:  CUSTOMER'S MONTHLY VOLUME SERVICES - FORWARD PRICING

        $50,000 Monthly Volume of Services for 6 contract months from the effective date of Term.

PARAGRAPH 15.8:  MINIMUM PORT SURCHARGE

        N/A

PARAGRAPH 15.3:  MONTHLY USAGE COMMITMENT

        N/A

PARAGRAPH 15.13:  PRIMARY CARRIER REQUIREMENT

        N/A

                                  Attachment B

PARAGRAPH 15.4:  PER MINUTE CHARGES (Time of Day and Billing Increments)

Time of Day Definitions:  See Tariff Definitions.

Billing Increments:  All Billing Increments are as detailed in the applicable
  Sprint Tariff, unless specifically indicated below:

                                     Initial              Additional
            Service Type/       Billing Increment     Billing Increment
            Rate Element               (sec)                (sec)
        Interstate Ultra 800            18                    6
        Canada Orig. Ultra 800          30                    6
        Other Int'l. Ultra 800          30                    6
        Caribbean Ultra 800             30                    6

PARAGRAPH 15.5:  PERCENTAGE OF BELL TRAFFIC REQUIRED

Ultra 800 Traffic:  70% Bell Required    $0.02 Non-Bell Surcharge

PARAGRAPH 15.6:  MATR

Tariff MATR applies unless otherwise noted below.

PARAGRAPH 15.7

Tariff fixed charges apply unless otherwise noted on Attachment C

PARAGRAPH 15.9:  Busy Call Allowance

Each Domestic Ultra 800 type Rate Element will have a 10% Busy Call Allowance. A $0.04 per call surcharge will be applied to all calls in excess of the Busy Call Allowance for a given rate element.

Each International and Canadian Originated Ultra 800 type Rate Element will have a 10% Busy Call Allowance. A $0.25 per call surcharge will be applied to all calls in excess of the Busy Call Allowance for a given rate element.

                      PROPRIETARY INFORMATION - RESTRICTED

                                 Attachment C-1

      Dedicated Terminating Service (Ultra 800) - Canadian & International



                    Canadian Originating Ultra 800 Rates(a)

                  -------------------------------------------
                                Per minute rate
                  -------------------------------------------
                        Peak                    Off-Peak
                  -------------------------------------------
                       $0.3700                   $0.3500
                  -------------------------------------------


All other International Originating Toll Free (US Inbound) Rates are defined in Sprint FCC Tariff No. 2.


              INTERNATIONAL ORIGINATING ULTRA 800 VOLUME DISCOUNTS

International Toll Free (US Inbound) usage will be eligible for the ITFS (US Inbound) volume discount as specified in Sprint FCC Tariff No. 2. The following SELECT countries will be eligible for the special discounts as shown by the table below in lieu of the tariffed ITFS (US Inbound) volume discounts; Antigua, Australia, Bahamas, Barbados, Belgium, Bolivia, Chile, Columbia, Denmark, El Salvador, Finland, France, Germany, Hong Kong, Indonesia, Ireland, Japan, Malaysia, Netherlands, New Zealand, Norway, Philippines, Portugal, Singapore, South Korea, Sweden, Switzerland, Taiwan, Thailand, United Kingdom, Venezuela, Israel.

                  -------------------------------------------
                     Monthly Volume of          Percentage
                         Services                Discount
                  -------------------------------------------
                          $0 - $999                 0.0%
                       $1,000 - $2,999              5.0
                       $3,000 - $4,999             10.0
                       $5,000 - $49,999            15.0
                      $50,000 - $149,999           21.8
                     $150,000 - $224,000           24.4
                     $225,000 - $274,999           26.1
                       $275,000 - over             27.8
                  -------------------------------------------


(a) Canadian Originating Ultra 800 usage is not eligible for the ITFS (US Inbound) volume discount.


[SPRINT LOGO]                                                      FUGD1PF1
                            PROPRIETARY INFORMATION                FUGRTTW9
                                   RESTRICTED                      FCIRTW92

                                Attachment C - 2

                              Interstate Ultra 800

                          Interstate Bell Originating
                            Ultra 800 Base Rates(a)


                     --------------------------------------
                         Peak                   Off-Peak
                     --------------------------------------
                        $0.1076                 $0.1023
                     --------------------------------------

Alaska, Hawaii, Puerto Rico, U.S. Virgin Islands Ultra 800 Base Rate(a):
$0.1380







- ------------------
(a) Interstate usage originating from Non-Bell exchanges will incur an additional $0.035 per minute Interstate Switched 800 Originating charge.


[SPRINT LOGO]         PROPRIETARY INFORMATION - RESTRICTED            E81RTW90
                                                                      EACSRW91